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                                                                     Exhibit 3.2



                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                  WEBHIRE, INC.

                                      INTO

                                  RESTRAC, INC.

                                     ******

         Restrac, Inc., a corporation organized and existing under the laws of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That the Corporation was incorporated on the 8th day of November, 1993, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the issued and outstanding shares of the common stock of Webhire, Inc., a corporation incorporated on the 24th day of May, 1999, pursuant to the General Corporation Law of the State of Delaware, which class of stock is the only class of capital stock of Webhire, Inc. outstanding.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, effective as of May 25, 1999, determined to merge with and into itself said Webhire, Inc. and to change the name of the Corporation to Webhire, Inc.:

                                                     RESOLVED: That the
                                                     Corporation, being the
                                                     owner of all of the issued
                                                     and outstanding shares of


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                                                     the capital stock of
                                                     Webhire, Inc., a Delaware
                                                     corporation (the
                                                     "Subsidiary"), merge into
                                                     itself the Subsidiary and
                                                     assume all of the
                                                     Subsidiary's obligations
                                                     (the "Merger"), whereupon
                                                     the Corporation shall be
                                                     the surviving corporation.

                                                     RESOLVED: That the Chief
                                                     Executive Officer,
                                                     President, the Chief
                                                     Financial Officer,
                                                     Treasurer, Secretary, any
                                                     Vice President of the
                                                     Corporation and any other
                                                     individual authorized by
                                                     any of the foregoing (the
                                                     "Authorized Officers"), and
                                                     each of them individually,
                                                     on behalf of the
                                                     Corporation, be and is
                                                     hereby directed to execute
                                                     a Certificate of Ownership
                                                     and Merger (the
                                                     "Certificate of Ownership
                                                     and Merger") setting forth
                                                     a copy of the resolutions
                                                     authorizing the Merger and
                                                     to cause the same to be
                                                     filed with the Secretary of
                                                     State of the State of
                                                     Delaware and to do all acts
                                                     and things whatsoever,
                                                     whether within or outside
                                                     the State of Delaware,
                                                     which may be in any way
                                                     necessary or proper to
                                                     effect said Merger.

                                                     RESOLVED:  That the Merger
                                                     shall be effective on June
                                                     1, 1999.

                                                     RESOLVED: That, as part of
                                                     the Merger and as
                                                     authorized by Section 253
                                                     of the Delaware General
                                                     Corporation Law, the
                                                     Corporation change its name
                                                     by amending Article One of
                                                     the Third Amended and
                                                     Restated Certificate of
                                                     Incorporation of the
                                                     Corporation to read as
                                                     follows:


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                                                     "Article One.  The name of
                                                     the corporation is Webhire,
                                                     Inc."

                                                     RESOLVED: That the
                                                     Authorized Officers, and
                                                     each of them acting singly,
                                                     be, and each hereby is,
                                                     authorized, empowered and
                                                     directed to prepare,
                                                     execute and file on behalf
                                                     of the Corporation and in
                                                     its name with the Secretary
                                                     of State of the State of
                                                     Delaware the Certificate of
                                                     Ownership and Merger
                                                     evidencing the Merger and
                                                     the name change effected
                                                     therein.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, the Merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said Restrac, Inc. has caused this Certificate of Ownership and Merger to be signed by Cynthia G. Eades, its Chief Financial Officer, Treasurer and Secretary, this 25th day of May, 1999.

                                        RESTRAC, INC.


                                        By:    /s/ Cynthia G. Eades
                                               ----------------------------
                                        Name:  Cynthia G.  Eades
                                        Title: Chief Financial Officer,
                                               Treasurer and Secretary